Exhibit 10.70

This Document Prepared By

and After Recording Return to:

Snell & Wilmer L.L.P.

600 Anton Boulevard, Suite 1400

Costa Mesa, California 92626

Attn: Joseph L. Coleman

Address of Property:

60 South Sixth Street and

555 Nicollet Mall

Minneapolis, Minnesota

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND

FIXTURE FILING

by

KBSIII 60 South Sixth Street, LLC,

a Delaware limited liability company,

as Mortgagor,

to and in favor of

Bank of America, N.A.,

a national banking association,

as Lender

This document serves as a Fixture Filing under the Minnesota Uniform Commercial Code,

Section 336.9-502(c), et seq.

Mortgagor’s Organizational Identification Number is: DE 5271236

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing

This Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing is made as of January 31, 2013, by KBSIII 60 South Sixth Street, LLC, a Delaware limited liability company (herein referred to as “Mortgagor”), whose address is c/o KBS Capital Advisors LLC, 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660, Attention: Todd Smith, Vice President – Controller, Corporate, and c/o KBS Capital Advisors LLC, 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660, Attention: Giovanni Cordoves, Vice President, Asset Management, to Bank of America, N.A., a national banking association (“Lender”), whose address is 5 Park Plaza, Suite 500, Irvine, California 92614, Attention: Commercial Real Estate Banking.

Recitals

Mortgagor has requested that Lender make the Loan (as hereinafter defined) in the amount of Seventy-Five Million Nine Hundred Thirty Thousand and No/100 Dollars ($75,930,000.00) to Mortgagor with a maturity date of February 1, 2017, as may be extended in accordance with the terms of the Note (as hereinafter defined). As a condition precedent to making the Loan, Lender has required that Mortgagor execute and deliver this Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing to Lender.

Grants and Agreements

Now, therefore, in order to induce Lender to make the Loan to Mortgagor, Mortgagor agrees as follows:

Article I

Definitions.

As used in this Mortgage, Assignment, Security Agreement and Fixture Filing, the terms defined in the Preamble hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings specified:

“Accessories” means all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies and other articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Mortgagor, which are now or hereafter attached to or situated in, on or about the Land or Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or Improvements, and all Additions to the foregoing, all of which are hereby declared to be permanent accessions to the Land.

“Accounts” means all accounts of Mortgagor within the meaning of the Uniform Commercial Code of the State, derived from or arising out of the use, occupancy or enjoyment of the Property or for services rendered therein or thereon.

“Additions” means any and all alterations, additions, accessions and improvements to property, substitutions therefor, and renewals and replacements thereof.

“Beneficiary” means Lender and its successors and assigns.

“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.

“Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

“Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

“Contract of Sale” means any contract for the sale of all or any part of the Property or any interest therein, whether now in existence or hereafter executed, by Mortgagor.

“Default” means an event or circumstance which, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Mortgage.

“Design and Construction Documents” means, collectively, (a) all contracts for services to be rendered, work to be performed or materials to be supplied in the development of the Land or the construction or repair of Improvements, including all agreements with architects, engineers or contractors for such services, work or materials; (b) all plans, drawings and specifications for the development of the Land or the construction or repair of Improvements; (c) all permits, licenses, variances and other rights or approvals issued by or obtained from any Governmental Authority or other Person in connection with the development of the Land or the construction or repair of Improvements; and (d) all amendments of or supplements to any of the foregoing.

“Encumbrance” means any Lien, easement, right of way, roadway (public or private), condominium regime, cooperative housing regime, condition, covenant or restriction (including any covenant, condition or restriction imposed in connection with any condominium development or cooperative housing development), Lease or other matter of any nature that would affect title to the Property.

“Environmental Agreement” means the Environmental Indemnification and Release Agreement of even date herewith by and between Mortgagor and Lender pertaining to the Property, as the same may from time to time be extended, amended, restated or otherwise modified.

“Event of Default” means an event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI.

“Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Beneficiary in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in this Mortgage or any of the other Loan Documents, including attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.

“Governmental Authority” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

“Guarantor” means KBS REIT Properties III, LLC, a Delaware limited liability company, and its personal representatives, successors and assigns.

“Guaranty” means the Guaranty Agreement of even date herewith executed by Guarantor for the benefit of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Improvements” means all buildings, structures and other improvements now or hereafter existing, erected or placed on the Land, together with any on-site improvements and off-site improvements in any way used or to be used in connection with the use, enjoyment, occupancy or operation of the Land.

“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.

“Land” means the real property described in Exhibit A attached hereto and made a part hereof.

“Laws” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

“Leases” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.

“Letter of Credit” means any letter of credit issued by Beneficiary for the account of Mortgagor or its nominee in connection with the development of the Land or the construction of the Improvements, together with any and all extensions, renewals or modifications thereof, substitutions therefor or replacements thereof.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, judgment, lien or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

“Loan” means the loan from Beneficiary to Mortgagor, the repayment obligations in connection with which are evidenced by the Note.

“Loan Agreement” means the Term Loan Agreement of even date herewith between Mortgagor and Lender which sets forth, among other things, the terms and conditions upon which the proceeds of the Loan will be disbursed, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Loan Documents” means this Mortgage, the Note, the Guaranty, the Environmental Agreement, the Loan Agreement, any Swap Contract, any application or reimbursement agreement executed in connection with any Letter of Credit, and any and all other documents which Mortgagor, Guarantor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Mortgage” means this Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Note” means the Promissory Note of even date herewith in the original principal amount of Seventy-Five Million Nine Hundred Thirty Thousand and No/100 Dollars ($75,930,000.00) made by Mortgagor to the order of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 9.8 of this Mortgage.

“Obligations” means all present and future debts, obligations and liabilities of Mortgagor to Beneficiary arising pursuant to, and/or on account of, the provisions of this Mortgage, the Note or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under this Mortgage or any of the other Loan Documents, together with interest thereon as herein or therein provided; (c) to pay and perform all obligations of Mortgagor under any Swap Contract; (d) to perform, observe and comply with all of the other terms, covenants and conditions, expressed or implied, which Mortgagor is required to perform, observe or comply with pursuant to this Mortgage or any of the other Loan Documents; and (e) to pay and perform all future advances and other obligations that Mortgagor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Mortgage.

“Permitted Encumbrances” means (a) any matters set forth in any policy of title insurance issued to Beneficiary and insuring Beneficiary’s interest in the Property which are acceptable to Beneficiary as of the date hereof, (b) the Liens and interests of this Mortgage, and (c) any other Encumbrance disclosed to Beneficiary in any commitment for title insurance delivered to Beneficiary or otherwise disclosed in writing to Beneficiary that Beneficiary shall expressly approve in writing in its sole and absolute discretion.

“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

“Personalty” means all personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, in which Mortgagor now has or hereafter acquires an interest and which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Property, including (a) the Accessories; (b) the Accounts; (c) all franchise, license, management or other agreements with respect to the operation of the Real Property or the business conducted therein (provided all of such agreements shall be subordinate to this Mortgage, and Beneficiary shall have no responsibility for the performance of Mortgagor’s obligations thereunder) and all general intangibles (including payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Real Property or the operation thereof; (d) all sewer and water taps, appurtenant water stock or water rights, allocations and agreements for utilities, bonds, letters of credit, permits, certificates, licenses, guaranties, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, and all rebates or refunds of fees, Taxes, assessments, charges or deposits paid to any Governmental Authority related to the Real Property or the operation thereof; (e) all of Mortgagor’s rights and interests under all Swap Contracts, including all rights to the payment of money from Beneficiary under any Swap Contract and all accounts, deposit accounts and general intangibles, including payment intangibles, described in any Swap Contract; (f) all insurance policies held by Mortgagor with respect to the Property or Mortgagor’s operation thereof; and (g) all money, mortgages and documents (whether tangible or electronic) arising from or by virtue of any transactions related to the Property, and all deposits and deposit accounts of Mortgagor with Beneficiary related to the Property, including any such deposit account from which Mortgagor may from time to time authorize Beneficiary to debit and/or credit payments due with respect to the Loan; together with all Additions to and Proceeds of all of the foregoing.

“Proceeds,” when used with respect to any of the Property, means all proceeds of such Property, including all Insurance Proceeds and all other proceeds within the meaning of that term as defined in the Uniform Commercial Code of the State.

“Property” means the Real Property and the Personalty and all other rights, interests and benefits of every kind and character which Mortgagor now has or hereafter acquires in, to or for the benefit of the Real Property and/or the Personalty and all other property and rights used or useful in connection therewith, including all Leases, all Rents, all Condemnation Awards, all Proceeds, and all of Mortgagor’s right, title and interest in and to all Design and Construction Documents, all Contracts of Sale and all Refinancing Commitments.

“Property Assessments” means all Taxes, payments in lieu of taxes, water rents, sewer rents, assessments, condominium and owner’s association assessments and charges, maintenance charges and other governmental or municipal or public or private dues, charges and levies and any Liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof, or upon any Leases or any Rents, whether levied directly or indirectly or as excise taxes, as income taxes, or otherwise.

“Real Property” means the Land and Improvements, together with (a) all estates, title interests, title reversion rights, remainders, increases, issues, profits, rights of way or uses, additions, accretions, servitudes, strips, gaps, gores, liberties, privileges, water rights, water courses, alleys, passages, ways, vaults, licenses, tenements, franchises, hereditaments, appurtenances, easements, rights-of-way, rights of ingress or egress, parking rights, timber, crops, mineral interests and other rights, now or hereafter owned by Mortgagor and belonging or appertaining to the Land or Improvements; (b) all Claims whatsoever of Mortgagor with respect to the Land or Improvements, either in law or in equity, in possession or in expectancy; (c) all estate, right, title and interest of Mortgagor in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to the Land or Improvements; and (d) all options to purchase the Land or Improvements, or any portion thereof or interest therein, and any greater estate in the Land or Improvements, and all Additions to and Proceeds of the foregoing.

“Refinancing Commitment” means any commitment from or other agreement with any Person providing for the financing of the Property, some or all of the proceeds of which are intended to be used for the repayment of all or a portion of the Loan.

“Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of the Property, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Real Property.

“State” means the state in which the Land is located.

“Swap Contract” means with any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any form of master agreement (the “Master Agreement”) published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into prior to the date hereof or any time after the date hereof, between Swap Counterparty and Mortgagor, including, without limitation, that certain Master Agreement, dated as of January 31, 2013, between Mortgagor and Lender, together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time.

“Swap Counterparty” means Lender or an Affiliate of Lender, in its capacity as counterparty under any Swap Contract.

“Swap Transaction” means any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, collar transaction, floor transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, entered into prior to the date hereof or any time after the date hereof between Swap Counterparty and Mortgagor so long as a writing, such as a Swap Contract, evidences the parties’ intent that such obligations shall be secured by this Mortgage in connection with the Loan.

“Taxes” means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any community facilities or other private district on Mortgagor or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

“Transfer” means any direct or indirect sale, assignment, conveyance or transfer, including any Contract of Sale and any other contract or agreement to sell, assign, convey or transfer, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration.

Article II

Granting Clauses; Condition of Grant.

Section 2.1        Conveyances and Security Interests.

In order to secure the prompt payment and performance of the Obligations, including any and all renewals, or extensions of the whole or any part thereof (and any such renewals or extensions shall not impair in any manner the validity of or priority of this Mortgage), Mortgagor (a) MORTGAGES AND WARRANTS to Beneficiary, with power of sale, the Property TO HAVE AND TO HOLD the Real Property, with all rights, appurtenances, and privileges thereunto belonging, unto the Beneficiary, Beneficiary’s successors and assigns forever; (b) grants to Beneficiary a security interest in the Personalty; (c) assigns to Beneficiary, and grants to Beneficiary a security interest in, all Condemnation Awards and all Insurance Proceeds; (d) assigns to Beneficiary, and grants to Beneficiary a security interest in, all of Mortgagor’s right, title and interest in, but not any of Mortgagor’s obligations or liabilities under, all Swap Contracts, Design and Construction Documents, all Contracts of Sale and all Refinancing Commitments, and all Letters of Credit (if any); and (e) assigns to Beneficiary, and grants to Beneficiary a security interest in, all Accounts arising from or related to any transactions related to the Premises (including but not limited to Mortgagor’s rights in tenants’ security deposits, deposits with respect to utility services to the Premises, and any deposits, deposit accounts or reserves hereunder or under any other Loan Documents), and any account or deposit account from which Mortgagor may from time to time authorize Holder to debit and/or credit payments due with respect to the Loan or any Swap Contract, all rights to the payment of money from Beneficiary under any Swap Contract, and all accounts, deposit accounts and general intangibles including payment intangibles, described in any Swap Contract. All Persons who may have or acquire an interest in all or any part of the Property will be deemed to have notice of, and will be bound by, the terms of the Obligations and each other agreement or Mortgage made or entered into in connection with each of the Obligations. Such terms include any provisions in the Note, the Loan Agreement or any Swap Contract which provide that the interest rate on one or more of the Obligations may vary from time to time.

Section 2.2        Absolute Assignment of Leases and Rents.

In consideration of the making of the Loan by Beneficiary to Mortgagor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor absolutely and unconditionally assigns the Leases and Rents to Beneficiary which, whether before or after foreclosure or during the full period of redemption, accrue and are owing for the use and occupancy of all or any part of the Property. This assignment is, and is intended to be, an unconditional, absolute and present assignment from Mortgagor to Beneficiary of all of Mortgagor’s right, title and interest in and to the Leases and the Rents and not an assignment in the nature of a pledge of the Leases and Rents or the mere grant of a security interest therein. So long as no Event of Default shall exist, however, Mortgagor shall have a license (which license shall terminate automatically and without notice upon the occurrence of an Event of Default) to collect, but not prior to accrual, all Rents. Mortgagor agrees to collect and hold all Rents in trust for Beneficiary and to use the Rents for the payment of the cost of operating and maintaining the Property and for the payment of the other Obligations before using the Rents for any other purpose.

Section 2.3        Security Agreement and Financing Statement.

This Mortgage creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Mortgage constitutes a security agreement from Mortgagor to Beneficiary under the Uniform Commercial Code of the State. In addition to all of its other rights under this Mortgage and otherwise, Beneficiary shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable Law. This Mortgage shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office. The respective mailing addresses of Mortgagor and Beneficiary are set forth in the opening paragraph of this Mortgage. A carbon, photographic or other reproduction of this Mortgage or any other financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section. Mortgagor hereby irrevocably authorizes Beneficiary at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, reasonably required by Beneficiary to establish or maintain the validity, perfection and priority of the security interests granted in this Mortgage.

Section 2.4        Fixture Financing Statement.

From the date of its recording, this Mortgage shall be effective as a fixture financing statement within the purview of Section 9-502(c) of the Uniform Commercial Code of the State with respect to all sums on deposit with the Beneficiary pursuant to this Mortgage (“Deposits”), and with respect to the Personalty and the goods described herein, which Personalty and goods are or are to become fixtures related to the Property and all replacements of such property, all substitutions for such property, additions to such property, and the proceeds thereof (all of which shall be included in the meaning of the term “Collateral”). The addresses of Mortgagor (Debtor) and Beneficiary (Secured Party) are set forth below. This Mortgage is to be filed for recording with the Registrar of Titles of the county or the counties where the Property is located. For this purpose, the following information is set forth:

(a)	Name and Address of Debtor:

KBSIII 60 South Sixth Street, LLC
c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, California 92660

(b)	Name and Address of Secured Party:

Bank of America, N.A.
5 Park Plaza, Suite 500
Irvine, California 92614

(c)	This document covers goods which are or are to become fixtures.

(d)	Debtor is the record owner of the Property.

(e)	Debtor’s state of formation is Delaware.

(f)	Debtor’s exact legal name is as set forth in the first paragraph of this Mortgage.

(g)	Debtor’s organizational identification number is 5271236.

(h)	Debtor agrees that:

(1)      Where Collateral is in possession of a third party, Mortgagor will join with Beneficiary in notifying the third party of Beneficiary’s interest and will use commercially reasonable efforts to obtain an acknowledgment from the third party that it is holding such Collateral for the benefit of Beneficiary;

(2)      Mortgagor will cooperate with Beneficiary in obtaining control with respect to Collateral consisting of: deposit accounts, investment property, letter of credit rights and electronic chattel paper; and

(3)      Until the Obligations are paid in full, Mortgagor will not change the state its company name without giving Beneficiary at least thirty (30) days prior written notice.

Mortgagor hereby appoints Beneficiary as its attorney-in-fact to execute and file on its behalf any financing statements, continuation statements or other statements in connection therewith which Beneficiary deems reasonably necessary or reasonably advisable to preserve and maintain the priority of the lien hereof, or to extend the effectiveness thereof, under the Uniform Commercial Code of the State or any other laws which may hereafter become applicable. This power, being coupled with an interest, shall be irrevocable so long as any part of the Obligations remains unpaid. Mortgagor shall pay to Beneficiary, from time to time, upon demand, any and all costs and expenses incurred by Beneficiary in connection with the filing of any such statements including, without limitation, reasonable attorneys’ fees and all disbursements and such amounts shall be part of the Obligations secured by this Mortgage.

Section 2.5        Release of Mortgage and Termination of Assignments and Financing Statements.

If and when Mortgagor has paid and performed all of the Obligations, and no further advances are to be made under the Loan Agreement, Beneficiary will provide a release of the Property from the lien of this Mortgage and termination statements for filed financing statements, if any, to Mortgagor. Mortgagor shall be responsible for the recordation of such release and the payment of any recording and filing costs. Upon the recording of such release and the filing of such termination statements, the absolute assignments set forth in Section 2.2 shall automatically terminate and become null and void.

Article III

Representations and Warranties.

Mortgagor makes the following representations and warranties to Beneficiary:

Section 3.1        Title to Real Property.

To Mortgagor’s knowledge and belief, Mortgagor (a) owns fee simple title to the Real Property, (b) owns all of the beneficial and equitable interest in and to the Real Property, and (c) is lawfully seized and possessed of the Real Property. To Mortgagor’s knowledge and belief, Mortgagor has the right and authority to convey the Real Property and does hereby convey the Real Property in accordance with the terms of this Mortgage with general warranty. To Mortgagor’s knowledge and belief, the Real Property is subject to no Encumbrances other than the Permitted Encumbrances and Taxes, not yet delinquent.

Section 3.2        Title to Other Property.

To Mortgagor’s knowledge and belief, Mortgagor has good title to the Personalty, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances. To Mortgagor’s knowledge and belief, none of the Leases, Rents, Design and Construction Documents, Contracts of Sale or Refinancing Commitments are subject to any Encumbrance other than the Permitted Encumbrances.

Section 3.3        Property Assessments.

The fee portion of the Real Property is assessed for purposes of Property Assessments as a separate and distinct parcel from any other property, such that such fee portion of the Real Property is not subject to the Lien of any Property Assessments levied or assessed against any property other than the Real Property.

Section 3.4        Independence of the Real Property.

Except as disclosed in the underlying documents referenced in the title commitment relating to the Property delivered to Lender in connection with the making of the Loan, no buildings or other improvements on property not covered by this Mortgage rely on the Real Property or any interest therein to fulfill any requirement of any Governmental Authority for the existence of such property, building or improvements; and, to Mortgagor’s knowledge and belief, none of the Real Property relies, or will rely, on any property not covered by this Mortgage or any interest therein to fulfill any requirement of any Governmental Authority. To Mortgagor’s knowledge and belief, the Real Property has been properly subdivided from all other property in accordance with the requirements of any applicable Governmental Authorities.

Section 3.5        Existing Improvements.

To Mortgagor’s knowledge and belief, the existing Improvements, if any, were constructed, and are being used and maintained, in accordance with all applicable Laws, including zoning Laws.

Section 3.6        Leases and Tenants.

To Mortgagor’s knowledge and belief, and except as expressly disclosed to Lender in writing, the Leases are valid and are in full force and effect, and Mortgagor is not in default under any of the terms thereof. Except as expressly permitted in the Loan Agreement, Mortgagor has not accepted any Rents more than thirty (30) days in advance of the time the same became due under the Leases and has not forgiven, compromised or discounted any of the Rents. Mortgagor has title to and the right to assign the Leases and Rents to Beneficiary, and no other assignment of the Leases or Rents has been granted. To the best of Mortgagor’s knowledge and belief and except as disclosed to Lender in writing, no tenant or tenants occupying, individually or in the aggregate, more than five percent (5%) of the net rentable area of the Improvements are in default under their Lease(s) or are the subject of any bankruptcy, insolvency or similar proceeding.

Section 3.7        Wells; Wetlands; Sewage Treatment Systems.

To Mortgagor’s knowledge and belief:

(a)        There are no existing, abandoned or sealed wells on the Property, as the term “wells” is defined by Minnesota Statutes Section 103I.005, Subdivision 21, as amended;

(b)        No portion of the Property is located in a wetland (as defined below) or in a flood plain, flood plain district, or area of similar characterization that may give rise to a violation of any requirement of the United States Army Corps of Engineers or any federal, state, county, or other local law or regulation relating to wetlands (as defined below) or that may impair or prevent the present use and occupancy of the Improvements and the Property. “Wetlands” shall mean those areas that are: (1) inundated or saturated by surface or groundwater at a frequency and duration sufficient to support, and that, under normal circumstances, do support, a prevalence of vegetation typically adopted for life in saturated soil conditions; or (2) designated as protected wetlands by the applicable state, federal, county, city or other governmental entity; and

(c)        There are no individual sewage treatment systems on or serving the Property, within the meaning of Minnesota Statutes Section 155.55. subd. 1.

Article IV

Affirmative Covenants.

Section 4.1        Obligations.

Mortgagor agrees to promptly pay and perform all of the Obligations in accordance with the terms of the Loan Documents, time being of the essence in each case.

Section 4.2        Property Assessments; Documentary Taxes.

Mortgagor (a) will promptly pay in full and discharge all Property Assessments, and (b) will furnish to Beneficiary, upon written demand, the receipted bills for such Property Assessments prior to the day upon which the same shall become delinquent. Property Assessments shall be considered delinquent as of the first day any interest or penalty commences to accrue thereon. Except as may be permitted pursuant to the provisions of Section 4.3 below, Mortgagor will promptly pay all stamp, documentary, recordation, transfer and intangible taxes and all other taxes that may from time to time be required to be paid with respect to the Loan, the Note, this Mortgage or any of the other Loan Documents.

Section 4.3        Permitted Contests.

Mortgagor shall not be required to pay any of the Property Assessments, or to comply with any Law, so long as Mortgagor shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) such proceedings operate to prevent the collection of, or other realization upon, such Property Assessments or enforcement of the Law so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest, (c) Beneficiary is not subjected to any Claim as a result of such contest, and (d) Mortgagor provides assurances satisfactory to Beneficiary (including the establishment of an appropriate reserve account with Beneficiary) of its ability to pay such Property Assessments or comply with such Law in the event Mortgagor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Mortgagor shall indemnify and save Beneficiary harmless against all Claims in connection therewith. Promptly after the settlement or conclusion of such contest or action, Mortgagor shall comply with such Law and/or pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.

Section 4.4        Compliance with Laws.

Mortgagor will comply with and not knowingly violate, and cause to be complied with and not violated, all present and future Laws applicable to the Property and its use and operation.

Section 4.5        Maintenance and Repair of the Property.

Mortgagor, at Mortgagor’s sole expense, will (a) keep and maintain Improvements and Accessories in good condition, working order and repair, and (b) make all necessary or appropriate repairs and Additions to Improvements and Accessories, so that each part of the Improvements and all of the Accessories shall at all times be in good condition and fit and proper for the respective purposes for which they were originally intended, erected, or installed.

Section 4.6        Additions to Security.

All right, title and interest of Mortgagor in and to all Improvements and Additions hereafter constructed or placed on the Property and in and to any Accessories hereafter acquired shall, without any further deed of trust, conveyance, assignment or other act by Mortgagor, become subject to the Lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the granting clauses hereof. Mortgagor agrees, however, to execute and deliver to Beneficiary such further documents as may be required by the terms of the Loan Agreement and the other Loan Documents.

Section 4.7        Subrogation; Vendor’s/Purchase Money Lien.

To the extent permitted by Law, Beneficiary shall be subrogated, notwithstanding its release of record, to any Lien now or hereafter existing on the Property to the extent that such Lien is paid or discharged by Beneficiary whether or not from the proceeds of the Loan. This Section shall not be deemed or construed, however, to obligate Beneficiary to pay or discharge any Lien. If all or any portion of the proceeds of the loan evidenced by the Note or of any other secured indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the Property, no vendor’s or purchase money lien is waived; and Beneficiary shall have, and is hereby granted, a vendor’s or purchase money lien on the Property as cumulative additional security for the secured indebtedness. Beneficiary may foreclose under this Mortgage or under the vendor’s or purchase money lien without waiving the other or may foreclose under both.

Section 4.8        Leases.

(a)        Except as expressly permitted in the Loan Agreement, Mortgagor shall not enter into any Lease with respect to all or any portion of the Property without the prior written consent of Beneficiary as provided under the terms of the Loan Agreement.

(b)        Beneficiary shall not be obligated to perform or discharge any obligation of Mortgagor under any Lease. The assignment of Leases provided for in this Mortgage in no manner places on Beneficiary any responsibility for (i) the control, care, management or repair of the Property, (ii) the carrying out of any of the terms and conditions of the Leases, (iii) any waste committed on the Property, or (iv) any dangerous or defective condition on the Property (whether known or unknown).

(c)        No approval of any Lease by Beneficiary shall be for any purpose other than to protect Beneficiary’s security and to preserve Beneficiary’s rights under the Loan Documents, and no such approval shall result in a waiver of a Default or Event of Default.

Article V

Negative Covenants.

Section 5.1        Encumbrances.

Except as expressly permitted in this Mortgage, Mortgagor will not permit any of the Property to become subject to any Encumbrance other than the Permitted Encumbrances. Within thirty (30) days after the filing of any mechanic’s lien or other Lien or Encumbrance against the Property, Mortgagor will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Beneficiary’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Beneficiary in its sole and absolute discretion, Mortgagor shall have the right to contest in good faith any Claim, Lien or Encumbrance (and shall not be deemed in default hereunder), provided that Mortgagor does so diligently and without prejudice to Beneficiary or delay in completing construction of the Improvements. Mortgagor shall give Beneficiary Notice of any default under any Lien and Notice of any foreclosure or threat of foreclosure with respect to any of the Property.

Section 5.2        Transfer of the Property.

Mortgagor will not Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for certain Transfers of the Accessories and other Transfers expressly permitted in this Mortgage). The Transfer of the general partnership interest in Mortgagor, if Mortgagor is a general partnership, or the Transfer of more than 50% of the membership interests in Mortgagor (whether in one or more transactions during the term of the Loan) shall be deemed to be a prohibited Transfer of the Property.

Notwithstanding anything stated to the contrary herein, any transfers (or the pledge or encumbrance) of equity interests or other interests in KBS REIT Properties III, LLC, or in any of the direct or indirect owners of KBS REIT Properties III, LLC (including, without limitation, KBS Limited Partnership III, KBS REIT Holdings III, LLC, or KBS Real Estate Investment Trust III, Inc.) shall not be prohibited (and shall be expressly permitted) provided that KBS Real Estate Investment Trust III, Inc., continues to own, either directly or indirectly, not less than a fifty-one percent (51%) of the ownership interests in Mortgagor.

Notwithstanding the foregoing or anything stated to the contrary in this Mortgage or in any of the other Loan Documents, the following transactions will not be prohibited and shall be expressly permitted:

(a)         KBS REIT Properties III, LLC, KBS Limited Partnership III, KBS Real Estate Investment Trust III, Inc., and KBS REIT Holdings III, LLC, shall each be permitted to execute guaranties and/or indemnity agreements for their respective subsidiaries; and

(b)         KBS Limited Partnership III, KBS Real Estate Investment Trust III, Inc., and any of the other parties owning interests in KBS Limited Partnership III, direct or indirect, shall be permitted to obtain loans from, or incur indebtedness to any third-party lender (each a “Secondary Loan”) and pledge their respective interests (direct or indirect) in KBS Limited Partnership III and KBS REIT Properties III, LLC, as security for any such Secondary Loan so long as (A) neither Mortgagor nor Mortgagor’s sole member’s membership interest are pledged to secure such Secondary Loan, and (B) any default under a Secondary Loan resulting in a foreclosure of the pledged interests and a transfer of such interest to the lender of the Secondary Loan shall be deemed an Event of Default under the Loan Documents.

Section 5.3        Removal, Demolition or Alteration of Accessories and Improvements.

Except to the extent permitted by the following sentence, no Improvements or Accessories shall be removed, demolished or materially altered without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, conditioned or delayed. Mortgagor may remove and dispose of, free from the Lien of this Mortgage, such Accessories as from time to time become worn out or obsolete, provided that, either (a) at the time of, or prior to, such removal, any such Accessories are replaced with other Accessories which are free from Liens other than Permitted Encumbrances and have a value at least equal to that of the replaced Accessories (and by such removal and replacement Mortgagor shall be deemed to have subjected such Accessories to the Lien of this Mortgage), or (b) so long as a prepayment may be made without the imposition of any premium pursuant to the Note, such Accessories are sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to Beneficiary to be applied to the prepayment of the principal of the Loan. Notwithstanding the foregoing, nothing herein shall limit Mortgagor’s right to undertake any tenant improvements for tenants under their Leases (approved or deemed approved by Beneficiary or otherwise existing as of the date of this Mortgage), tenant improvements ongoing as of the date hereof, or any capital improvements to the Property.

Section 5.4        Additional Improvements.

Mortgagor will not construct any Improvements other than those presently on the Land and those described in the Loan Agreement without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, conditioned or delayed. Mortgagor will complete and pay for, prior to delinquency, any Improvements which Mortgagor is permitted to construct on the Land. Mortgagor will construct and erect any permitted Improvements (a) strictly in accordance with all applicable Laws and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right of way or upon the land of others, and (d) wholly within any building restriction and setback lines applicable to the Land. Notwithstanding the foregoing, nothing herein shall limit Mortgagor’s right to undertake any tenant improvements for tenants under their Leases (approved or deemed approved by Beneficiary) or any capital improvements to the Property.

Section 5.5        Restrictive Covenants, Zoning, etc.

Without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, conditioned or delayed, Mortgagor will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Property. Except as expressly permitted in this Mortgage, Mortgagor (a) will promptly perform and observe, and use commercially reasonable efforts to cause to be performed and observed, all of the terms and conditions of all agreements affecting the Property, and (b) will do or cause to be done all things reasonably necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.

Article VI

Events of Default.

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Mortgage:

Section 6.1        Payment Obligations.

Mortgagor fails to pay any of the Obligations within five (5) business days after same becomes due, whether on the scheduled due date or upon acceleration, maturity or otherwise.

Section 6.2        Transfers.

Mortgagor fails to comply with the provisions of Section 5.2 above.

Section 6.3        Other Obligations.

Mortgagor fails to promptly perform or comply with any of the Obligations set forth in this Mortgage (other than those expressly described in other Sections of this Article VI), and such failure continues uncured for a period of thirty (30) days after Notice from Beneficiary to Mortgagor, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Mortgagor commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Mortgagor causes such failure to be cured no later than ninety (90) days after the date of such Notice from Beneficiary.

Section 6.4        Event of Default Under Other Loan Documents.

An Event of Default (as defined therein) occurs under the Note or the Loan Agreement, or Mortgagor or Guarantor fails to promptly pay, perform, observe or comply with any obligation or agreement contained in any of the other Loan Documents (within any applicable grace or cure period) and in accordance with the terms of the applicable Loan Documents, or if no such grace or cure period is specified, such failure continues uncured for a period of thirty (30) days after Notice from Beneficiary to Mortgagor, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Mortgagor commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Mortgagor causes such failure to be cured no later than ninety (90) days after the date of such Notice from Beneficiary.

Section 6.5        Default Under Other Lien Documents.

A default occurs (and is not cured within any applicable notice and/or cure period) under any other mortgage, deed of trust or security agreement covering the Property, including any Permitted Encumbrances.

Section 6.6        Execution; Attachment.

Any execution or attachment is levied against any of the Property, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied.

Article VII

Rights and Remedies.

Upon the happening, and during the continuance, of any Event of Default, Beneficiary shall have the right, in addition to any other rights or remedies available to Beneficiary under any of the Loan Documents or applicable Law, to exercise any one or more of the following rights, powers or remedies:

Section 7.1        Acceleration.

Beneficiary may accelerate all Obligations under the Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, notice of acceleration or intention to accelerate, presentment or demand for payment, protest, notice of protest, notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Mortgagor).

Section 7.2        Foreclosure.

(a)        When all or any part of the Obligations shall become due, whether by acceleration or otherwise, Beneficiary shall have the right to foreclose the lien hereof for such Obligations or part thereof and/or exercise any right, power or remedy provided in this Mortgage or any of the other Loan Documents in accordance with Minnesota Statutes, Sections 580.01, et seq., 581.01, et seq., and 582.01, et seq. (as may be amended from time to time, the “Act”), power being expressly granted to sell the Property at public auction. In the event of a foreclosure sale, Beneficiary is hereby authorized, without the consent of the Mortgagor, to assign any and all insurance policies to the purchaser at such sale or to take such other steps as Beneficiary may deem advisable to cause the interest of such purchaser to be protected by any of such insurance policies.

(b)        In any suit to foreclose the lien hereof, there shall be allowed and included as additional indebtedness in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary for reasonable attorneys’ fees, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to the title as Beneficiary may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Property. All expenditures and expenses of the nature mentioned in this section and such other expenses and fees as may be incurred in the enforcement of the Mortgagor’s obligations hereunder, the protection of said Property and the maintenance of the lien of this Mortgage, including the reasonable fees of any attorney employed by Beneficiary in any litigation or proceeding affecting this Mortgage, the Note, or the Property, including probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceeding or threatened suit or proceeding shall be immediately due and payable by the Mortgagor, with interest thereon until paid at the Past Due Rate (as defined in the Note) and shall be secured by this Mortgage.

Beneficiary may institute one or more actions of foreclosure on this Mortgage or to institute other proceedings according to law for foreclosure, and prosecute the same to judgment, execution and sale, for the collection of the Obligations and all costs and expenses of such proceedings, including reasonable attorneys’ fees and actual attorneys’ expenses.

To the extent permitted by law, Beneficiary has the option of proceeding as to both the Real Property and the Personalty in accordance with its rights and remedies in respect of the Property, in which event the default provisions of the UCC will not apply. Beneficiary also has the option of exercising, in respect of the Property consisting of Personalty, all of the rights and remedies available to a secured party upon default under the applicable provisions of the UCC in effect in the jurisdiction where the Real Property is located. In the event Beneficiary elects to proceed with respect to the Personalty separately from the Real Property, whenever applicable provisions of the UCC require that notice be reasonable, ten (10) days’ notice will be deemed reasonable.

Section 7.3        Remedies under the Loan Agreement.

Without limiting the other rights and remedies of Beneficiary set forth in this Mortgage, Beneficiary may exercise any and all rights and remedies of Beneficiary specified in the Loan Agreement, or at law or equity.

Section 7.4        Application of Proceeds of Foreclosure Sale.

The proceeds of any foreclosure sale of the Property shall be distributed and applied in accordance with the Act and, unless otherwise specified therein, in such order as Beneficiary may determine in its sole and absolute discretion.

Section 7.5        Divestiture of Title; Bar.

To the extent permitted by applicable law, every sale made as contemplated by this Mortgage will operate to divest all rights, title, and interest of Mortgagor in and to the items of the Property that are sold, and will be a perpetual bar, both at law and in equity, against Mortgagor and Mortgagor’s heirs, executors, administrators, personal representatives, successors and assigns, and against everyone else, claiming the item sold either from, through or under Mortgagor or Mortgagor’s heirs, executors, administrators, personal representatives, successors or assigns.

Section 7.6        Receipt of Purchase Money Sufficient Discharge.

A receipt from any person authorized to receive the purchase money paid at any sale contemplated by this Mortgage will be sufficient discharge therefor to the purchaser. After paying such purchase money and receiving such receipt, neither such purchaser nor such purchaser’s heirs, executors, administrators, personal representatives, successors or assigns will have any responsibility or liability respecting the application of such purchase money or any loss, misapplication or non-application of any of such purchase money, or to inquire as to the authorization, necessity, expediency or regularity of any such sale.

Section 7.7        Purchase by Beneficiary.

In any public sale made as contemplated by this Mortgage, Beneficiary may bid for and purchase any of the Property being sold, and will be entitled, upon presentment of the relevant Loan Documents and documents evidencing the same, to apply the amount of the Obligations held by it against the purchase price for the items of the Property so purchased. The amount so applied will be credited against the Obligations in accordance with the terms of the Loan Agreement.

Section 7.8        Sale of Portion of Mortgaged Property.

The Lien created by this Mortgage, as it pertains to any Property that remains unsold, will not be affected by a sale of less than all of the Property.

Section 7.9        Judicial Action.

Beneficiary shall have the right from time to time to sue Mortgagor for any sums (whether interest, damages for failure to pay principal or any installments thereof, taxes, or any other sums required to be paid under the terms of this Mortgage, as the same become due), without regard to whether or not any of the other Obligations shall be due, and without prejudice to the right of Beneficiary thereafter to enforce any appropriate remedy against Mortgagor, including an action of foreclosure or an action for specific performance, for a Default or Event of Default existing at the time such earlier action was commenced.

Section 7.10        Collection of Rents.

(a)          Upon the occurrence, and during the continuance, of an Event of Default, the license granted to Mortgagor to collect the Rents shall be automatically and immediately revoked, without further notice to or demand upon Mortgagor. Beneficiary may, but shall not be obligated to, perform any or all obligations of the landlord under any or all of the Leases, and Beneficiary may, but shall not be obligated to, exercise and enforce any or all of Mortgagor’s rights under the Leases. Without limitation to the generality of the foregoing, Beneficiary may notify the tenants under the Leases that all Rents are to be paid to Beneficiary, and following such notice all Rents shall be paid directly to Beneficiary and not to Mortgagor or any other Person other than as directed by Beneficiary, it being understood that a demand by Beneficiary on any tenant under the Leases for the payment of Rent shall be sufficient to warrant payment by such tenant of Rent to Beneficiary without the necessity of further consent by Mortgagor. Mortgagor hereby irrevocably authorizes and directs the tenants under the Lease to pay all Rents to Beneficiary instead of to Mortgagor, upon receipt of written notice from Beneficiary, without the necessity of any inquiry of Mortgagor and without the necessity of determining the existence or non-existence of an Event of Default. Mortgagor hereby appoints Beneficiary as Mortgagor’s attorney-in-fact with full power of substitution, which appointment shall take effect upon the occurrence of an Event of Default and is coupled with an interest and is irrevocable prior to the full and final payment and performance of the Obligations, in Mortgagor’s name or in Beneficiary’s name: (i) to endorse all checks and other Mortgages received in payment of Rents and to deposit the same in any account selected by Beneficiary; (ii) to give receipts and releases in relation thereto; (iii) to institute, prosecute and/or settle actions for the recovery of Rents; (iv) to modify the terms of any Leases including terms relating to the Rents payable thereunder; (v) to cancel any Leases; (vi) to enter into new Leases; and (vii) to do all other acts and things with respect to the Leases and Rents which Beneficiary may deem necessary or desirable to protect the security for the Obligations.

(b)          In furtherance of this Section, following the occurrence, and during the continuance, of an Event of Default, Beneficiary may apply for appointment of a receiver, for which receivership Mortgagor hereby consents to, who shall have all the rights permitted by Minn. Stat. Ch. 576 and Minn. Stat. § 559.17 and as otherwise authorized by such appointment and all rights permitted to the Beneficiary in this Mortgage and who shall manage the Property, collect the Rents, deal with the tenants, renew or extend the Lease(s) within or beyond the period of receivership, cancel, enforce or modify the Lease(s), including the Rents, apply the Rents as hereinafter provided, perform the terms of this Mortgage, perform the terms of and take such actions as are authorized by its appointment, and do any acts which the receiver deems proper to protect the security hereof.

(c)           Any Rents, whether collected by the Beneficiary or by a receiver, shall be applied in the following order:

    (1)         to payment of all reasonable fees of any receiver appointed;

    (2)         to the extent possible and in the order determined by the receiver to preserve the value of the Property, as required by Minn. Stat. § 576.25, Subd. 5(d);

    (3)         to Beneficiary in payment of the Obligations in such order of application as Beneficiary may elect, and in the event that a foreclosure sale of this Mortgage shall have occurred:

    (A)         if Beneficiary is the purchaser at the foreclosure sale, the Rents shall be paid to Beneficiary to be applied to the extent of any deficiency remaining after the sale, the balance to be retained by Beneficiary, and if the Property be redeemed by Mortgagor or any other party entitled to redeem, to be applied as a credit against the redemption price, provided, if the Property not be redeemed, any remaining excess Rents to belong to Beneficiary, whether or not a deficiency exists; or

    (B)         if Beneficiary is not the purchaser at the foreclosure sale, the Rents shall be paid to Beneficiary to be applied to the extent of any deficiency remaining after the sale, and the balance, if any, to the purchaser, provided if the Property is redeemed by Mortgagor or other party entitled to redeem, the Rents collected after foreclosure sale shall be applied as a credit against the redemption price with the remainder to be paid to Mortgagor. If the Property is not redeemed by Mortgagor, any remaining excess Rents shall be paid to the purchaser.

The exercise of Beneficiary’s rights hereunder, the appointment of a receiver, the collection of such Rents and the application thereof as aforesaid shall not cure or waive any Event of Default or waive, modify or affect notice of default under the Note or this Mortgage or invalidate any act done pursuant to said notice, nor in any way operate to prevent Beneficiary from pursuing any remedy which now or hereafter it may have under the terms and conditions of this Mortgage or the Note secured thereby or any other instruments securing the same. The rights and powers of Beneficiary hereunder shall remain in full force and effect both prior to and after any foreclosure of this Mortgage and any sale pursuant thereto and until expiration of the period of redemption from said sale, regardless of whether a deficiency remains from said sale. The purchaser at any foreclosure sale, including Beneficiary, shall have the right, at any time and without limitation, to advance money to any receiver appointed of the Property to pay any part or all of the items which the receiver would otherwise be authorized to pay if cash were available from the Property and the sum so advanced, with interest at the rate provided for in the Note, shall be a part of the sum required to be paid to redeem from any foreclosure sale.

(d)         It is the intention of the parties that this Mortgage shall confer upon Beneficiary the fullest rights, remedies and benefits available under Minn. Stat. Ch. 576 and Minn. Stat. § 559.17, as from time to time amended or supplemented, or any successor or replacement statutes thereof.

Section 7.11        Appointment of Receiver.

Following the occurrence, and during the continuance, of an Event of Default, Beneficiary shall, as a matter of right, without notice and without giving bond to Beneficiary or anyone claiming by, under or through it, and without regard to the solvency or insolvency of Mortgagor or the then value of the Property, be entitled to have a receiver appointed pursuant to the Act of all or any part of the Property and the rents, issues and profits thereof, with such power as the court making such appointment shall confer

(including, but not limited to, the rights of a receiver pursuant to Minn. Stat. Ch. 576), and Mortgagor hereby consents to the appointment of such receiver and shall not oppose any such appointment. Any such receiver may, to the extent permitted under applicable law, without notice, enter upon and take possession of the Property or any part thereof by summary proceedings, ejectment or otherwise, and may remove Mortgagor or other persons and any and all property therefrom, and may hold, operate and manage the same and receive all earnings, income, rents, issues and proceeds accruing with respect thereto or any part thereof, whether during the pendency of any foreclosure or until any right of redemption shall expire or otherwise, and perform the terms of this Mortgage and apply the rents, issues and profits to the payment of the expenses enumerated in Minn. Stat. Ch. 576 in the priority mentioned therein and to all expenses for maintenance of the Property and to the costs and expenses of the receivership, including attorney’s fees, to the repayment of the indebtedness secured hereby and as further provided in any assignment of leases and rents executed by the Mortgagor to Beneficiary whether contained in this Mortgage or in a separate instrument. Mortgagor does hereby irrevocably consent to such appointment. The purchaser at any foreclosure sale, including Beneficiary, shall have the right, at any time and without limitation as provided in Minn. Stat. § 582.03, to advance the money to any receiver appointed hereunder to pay any part or all of the items which the receiver would otherwise be authorized to pay if cash were available from the Property and the sum so advanced, with interest at the rate then in effect under the terms of the Note, shall be a part of the sum required to be paid to redeem from any foreclosure sale.

Section 7.12        Taking Possession or Control of the Property.

To the extent permitted by Law, and with or without the appointment of a receiver, or an application therefor, Beneficiary may (a) enter upon, and take possession of (and Mortgagor shall surrender actual possession of), the Property or any part thereof, without notice to Mortgagor and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude Mortgagor and its agents and employees therefrom.

Section 7.13        Management of the Property.

Upon obtaining possession of the Property or upon the appointment of a receiver as described in Section 7.11, Beneficiary or the receiver, as the case may be, may, at its sole option, (a) make all necessary or proper repairs and Additions to or upon the Property, (b) operate, maintain, control, make secure and preserve the Property, and (c) complete the construction of any unfinished Improvements on the Property and, in connection therewith, continue any and all outstanding contracts for the erection and completion of such Improvements and make and enter into any further contracts which may be necessary, either in their or its own name or in the name of Mortgagor (the costs of completing such Improvements shall be Expenses secured by this Mortgage and shall accrue interest as provided in the Loan Agreement and the other Loan Documents). Beneficiary or such receiver shall be under no liability for, or by reason of, any such taking of possession, entry, holding, removal, maintaining, operation or management, except for gross negligence or willful misconduct. The exercise of the remedies provided in this Section shall not cure or waive any Event of Default, and the enforcement of such remedies, once commenced, shall continue for so long as Beneficiary shall elect, notwithstanding the fact that the exercise of such remedies may have, for a time, cured the original Event of Default.

Section 7.14        Uniform Commercial Code.

Beneficiary may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. Upon the occurrence of any Event of Default, Mortgagor shall assemble all of the Accessories and make the same available within the Improvements. Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Mortgage at least ten (10) days before any sale or other disposition of the Personalty. Disposition of the Personalty shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located. It shall be deemed commercially reasonable for the Beneficiary to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties.

Section 7.15        Application of Proceeds.

Unless otherwise provided by applicable Law, all proceeds from the sale of the Property or any part thereof pursuant to the rights and remedies set forth in this Article and any other proceeds received by Beneficiary from the exercise of any of its other rights and remedies hereunder or under the other Loan Documents shall be applied first to pay all Expenses and next in reduction of the other Obligations, in such manner and order as Beneficiary may elect.

Section 7.16        Acknowledgment of Waiver of Hearing Before Sale.

Mortgagor understands and agrees that if an Event of Default shall occur and be continuing, Beneficiary has the right, inter alia, to foreclose this Mortgage by advertisement pursuant to Minn. Stat. Ch. 580, as hereafter amended, or pursuant to any similar or replacement statute hereafter enacted; that if Beneficiary elects to foreclose by advertisement, it may cause the Property, or any part thereof, to be sold at public auction; that notice of such sale must be published for six (6) successive weeks at least once a week in a newspaper of general circulation and that no personal notice is required to be served upon Mortgagor. Mortgagor further understands that upon occurrence, and during the continuance, of an Event of Default, Beneficiary may also elect to exercise its rights under the Code and take possession of the collateral and dispose of the same by sale or otherwise in one or more parcels provided that at least ten (10) days’ prior notice of such disposition must be given, all as provided for by the Code, as hereafter amended or by any similar or replacement statute hereafter enacted. Mortgagor further understands that under the Constitution of the United States and the Constitution of the State of Minnesota, it may have the right to notice and hearing before the Property may be sold and that the procedures for foreclosure by advertisement described above do not insure that notice will be given to Mortgagor and neither said procedure for foreclosure by advertisement nor the Code requires any hearing or other judicial proceeding. MORTGAGOR HEREBY EXPRESSLY CONSENTS AND AGREES THAT THE REAL PROPERTY MAY BE FORECLOSED UPON BY ADVERTISEMENT AND THAT THE PERSONAL PROPERTY MAY BE DISPOSED OF PURSUANT TO THE CODE, ALL AS DESCRIBED ABOVE. MORTGAGOR ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS MORTGAGE THIS SECTION AND MORTGAGOR’S CONSTITUTIONAL RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT MORTGAGOR UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.

Section 7.17        Compliance with Minnesota Mortgage Foreclosure Law.

(a)          If any provision in this Mortgage shall be inconsistent with any provision of the Act, provisions of the Act shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the Act.

(b)          If any provision of this Mortgage shall grant to Beneficiary (including Beneficiary acting as a mortgagee-in-possession) or a receiver any powers, rights or remedies prior to, upon or following the occurrence of an Event of Default which are more limited than the powers, rights or remedies that would otherwise be vested in Beneficiary or in such receiver under the Act in the absence of said provision, Beneficiary and such receiver shall be vested with the powers, rights and remedies granted in the Act to the full extent permitted by law.

(c)          Without limiting the generality of the foregoing, all reasonable expenses incurred by Beneficiary which are of the type referred to in Minn. Stat. Ch. 576, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in this Mortgage, shall be added to the Obligations and/or by the judgment of foreclosure.

Section 7.18        Other Remedies.

Beneficiary shall have the right from time to time to protect, exercise and enforce any legal or equitable remedy against Mortgagor provided under the Loan Documents or by applicable Laws.

Article VIII

[Reserved].

Article IX

Miscellaneous.

Section 9.1        Rights, Powers and Remedies Cumulative.

Each right, power and remedy of Beneficiary as provided for in this Mortgage, or in any of the other Loan Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, or in any of the other Loan Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by Beneficiary of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Beneficiary of any or all such other rights, powers or remedies.

Section 9.2        No Waiver by Beneficiary.

No course of dealing or conduct by or among Beneficiary and Mortgagor shall be effective to amend, modify or change any provisions of this Mortgage or the other Loan Documents. No failure or delay by Beneficiary to insist upon the strict performance of any term, covenant or agreement of this Mortgage or of any of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude Beneficiary from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, Beneficiary shall not be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Obligations. Neither Mortgagor nor any other Person now or hereafter obligated for the payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of Beneficiary to comply with any request of Mortgagor or of any other Person to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and Beneficiary, or (c) Beneficiary’s extending the time of payment or modifying the terms of this Mortgage or any of the other Loan Documents without first having obtained the consent of Mortgagor or such other Person. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Property, Beneficiary may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations and may extend the time of payment or otherwise modify the terms of this Mortgage or any of the other Loan Documents without in any way impairing or affecting the Lien of this Mortgage or the priority of this Mortgage over any subordinate Lien. The holder of any subordinate Lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Mortgage. Beneficiary may resort to the security or collateral described in this Mortgage or any of the other Loan Documents in such order and manner as Beneficiary may elect in its sole discretion.

Section 9.3        Waivers and Agreements Regarding Remedies.

To the full extent Mortgagor may do so, Mortgagor hereby:

(a)        to the full extent permitted by Law, hereby voluntarily and knowingly waives its rights to reinstatement and redemption, and to the full extent permitted by Law, waives the benefits of all present and future valuation, appraisement, homestead, exemption, stay, extension or redemption, right to notice of election to accelerate the Obligations, and moratorium laws under any state or federal law.

(b)        waives all rights to a marshaling of the assets of Mortgagor, including the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any Law pertaining to the marshaling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Beneficiary under the terms of this Mortgage to a sale of the Property without any prior or different resort for collection, or the right of Beneficiary to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;

(c)        waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action; and

(d)        waives and relinquishes any and all rights and remedies which Mortgagor may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties.

Section 9.4        Successors and Assigns.

All of the grants, covenants, terms, provisions and conditions of this Mortgage shall run with the Land and shall apply to and bind the successors and assigns of Mortgagor (including any permitted subsequent owner of the Property), and inure to the benefit of Beneficiary, its successors and assigns.

Section 9.5        No Warranty by Beneficiary.

By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Mortgagor or to be given to Beneficiary pursuant to this Mortgage or any of the other Loan Documents, Beneficiary shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Beneficiary.

Section 9.6        Amendments.

This Mortgage may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought.

Section 9.7        Severability.

In the event any one or more of the provisions of this Mortgage or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of the Loan Documents operates or would prospectively operate to invalidate this Mortgage or any of the other Loan Documents, then and in either of those events, at the option of Beneficiary, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Section 9.8        Notices.

All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address specified in the Preamble to this Mortgage (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Mortgage or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 9.9        Joint and Several Liability.

If Mortgagor consists of two (2) or more Persons, the term “Mortgagor” shall also refer to all Persons signing this Mortgage as Mortgagor, and to each of them, and all of them are jointly and severally bound, obligated and liable hereunder. Beneficiary may release, compromise, modify or settle with any of Mortgagor, in whole or in part, without impairing, lessening or affecting the obligations and liabilities of the others of Mortgagor hereunder or under the Note. Any of the acts mentioned aforesaid may be done without the approval or consent of, or notice to, any of Mortgagor.

Section 9.10        Rules of Construction.

The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Mortgage in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The headings of this Mortgage are for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles or Sections are to the respective Articles or Sections contained in this Mortgage unless expressly indicated otherwise. Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Mortgage, shall have the meaning ascribed to that term in the Uniform Commercial Code of the State. If a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term shall have the meaning specified in Article 9.

Section 9.11        Governing Law.

This Mortgage shall be construed, governed and enforced in accordance with the Laws in effect from time to time in the State.

Section 9.12        Use of Proceeds.

Mortgagor represents and warrants to Beneficiary that the proceeds of the Note secured by this Mortgage will be used for business purposes, and that the Obligations constitute a business loan.

Section 9.13        Interest Laws.

It being the intention of Beneficiary and Mortgagor to comply with the laws of the State of Minnesota, it is agreed that notwithstanding any provision to the contrary in the Loan Agreement, the Note, this Mortgage or any of the other Loan Documents, no such provision shall require the payment or permit the collection of any amount (“Excess Interest”) in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by the Note. If any Excess Interest is provided for, or is adjudicated to be provided for, in the Loan Agreement, the Note, this Mortgage or any of the other Loan Documents, then in such event: (a) the provisions of this Section shall govern and control; (b) neither Mortgagor nor any other party obligated under the terms of the Note or any of the other Loan Documents shall be obligated to pay any Excess Interest; (c) any Excess Interest that Beneficiary may have received hereunder shall, at the option of Beneficiary, be (i) applied as a credit against the then unpaid principal balance under the Note, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the rates of interest payable under the terms of the Note shall be subject to automatic reduction to the maximum lawful contract rate allowed under the applicable usury laws of the aforesaid State, and the Note, this Mortgage and the other Loan Documents shall be deemed to be automatically reformed and modified to reflect such reduction in such interest rate(s); and (e) neither Mortgagor nor any other party obligated under the terms of the Note or any of the other Loan Documents shall have any action against Beneficiary for any damages whatsoever arising out of the payment or collection of any Excess Interest.

Section 9.14      Other Amounts Secured; Maximum Indebtedness.

(a)        Mortgagor acknowledges and agrees that this Mortgage secures the entire principal amount of the Note and interest accrued thereon, regardless of whether any or all of the Loan proceeds are disbursed on or after the date hereof, and regardless of whether the outstanding principal is repaid in whole or part or are future advances made at a later date, any and all litigation and other expenses and any other amounts as provided herein or in any of the other Loan Documents, including, without limitation, the payment of any and all liquidated damages, expenses and advances due to or paid or incurred by Beneficiary in connection with the Loan, all in accordance with the Loan commitment issued in connection with this transaction and the Loan Documents. It is agreed that any future advances made by Beneficiary for the benefit of Mortgagor from time to time under this Mortgage or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Beneficiary, made at any time from and after the date of this Mortgage, and all interest accruing thereon, shall be equally secured by this Mortgage and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Mortgage. This Mortgage shall be valid and have priority to the extent of the full amount of the indebtedness secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Property given priority by law.

(b)        Mortgagor represents and covenants that: (i) the maximum principal amount of Obligations secured by this Mortgage at any one time, excluding advances made by Beneficiary in protection of the Property or the lien of this Mortgage which are exempt from or not subject to mortgage registry tax shall be $77,430,000.00 and (ii) the representations contained in this Section are made solely for the benefit of county recording authorities in determining the mortgage registry tax (“MRT”) payable as a prerequisite to the recording of this Mortgage. Mortgagor acknowledges that such representations do not constitute or imply an agreement by Beneficiary to make any future advances to Mortgagor.

(c)        To the extent that this Mortgage secures future advances other than the advance evidenced by the Note, the amount of such advances is not currently known. The acceptance of this Mortgage by Beneficiary, however, constitutes an acknowledgement that Beneficiary has been informed of the MRT requirements, as set forth in Minn. Stat. §287.05, Subd. 5, and intends to comply with the provisions contained in this Section.

(d)         Notwithstanding any other provision of this Mortgage or any of the other Loan Documents to the contrary, any principal indebtedness as to which MRT is payable shall not be secured by this Mortgage unless and until such MRT is paid on the principal amount set forth in subsection (b) above.

Section 9.15        Adjustable Mortgage Loan Provision.

The Note which this Mortgage secures is an adjustable note on which the interest rate may be adjusted from time to time in accordance with the terms and provisions set forth in the Note.

Section 9.16        [Intentionally Omitted.]

Section 9.17        Collateral Protection.

Unless Mortgagor provides Beneficiary with evidence of the insurance required by this Mortgage or any other Loan Document, Beneficiary may purchase insurance at Mortgagor’s expense to protect Beneficiary’s interest in the Property or any other collateral for the Obligations. This insurance may, but need not, protect Mortgagor’s interests. The coverage Beneficiary purchases may not pay any claim that Mortgagor makes or any claim that is made against Mortgagor in connection with the Property or any other collateral for the Obligations. Mortgagor may later cancel any insurance purchased by Beneficiary, but only after providing Beneficiary with evidence that Mortgagor has obtained insurance as required under this Mortgage or any other Loan Document. If Beneficiary purchases insurance for the Property or any other collateral for the Obligations, Mortgagor shall be responsible for the costs of that insurance, including interest in any other charges that Beneficiary may lawfully impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Mortgagor may be able to obtain on its own. Mortgagor hereby acknowledges Beneficiary’s right pursuant to this provision to obtain collateral protection insurance.

Section 9.18        Rights of Tenants.

Beneficiary shall have the right and option to commence a civil action to foreclose this Mortgage and to obtain a decree of foreclosure and sale subject to the rights of any tenant or tenants of the Property having an interest in the Property prior to that of Beneficiary. The failure to join any such tenant or tenants of the Property as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by Mortgagor as a defense in any civil action instituted to collect the Obligations, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Property, any statue or rule of law at any time existing to the contrary notwithstanding.

Section 9.19        Non-Agricultural Use.

Mortgagor represents and warrants that as of the date of this Mortgage, the Property is not in agricultural use as defined in Minn. Stat. § 40A.02, Subd. 3, and is not used for agricultural purposes.

Section 9.20        Waiver of Homestead.

Mortgagor waives to the full extent lawfully allowed the benefit of any homestead laws now or hereinafter in force. Mortgagor expressly consents to and authorizes the sale of the Real Property or any part thereof as a single unit or parcel.

Section 9.21        Mortgage Registry Tax.

Mortgagor expressly agrees to pay the Mortgage Registry Tax under Minn. Stat. §287.05 (as the same may be amended or recodified) and any other tax or fee which is based on the amount secured by this Mortgage or of which the payment is a prerequisite for the enforceability, effectiveness or primary priority of this Mortgage, whether such amounts are due at the time of the making or filing for record of this Mortgage or any time thereafter.

Section 9.22        Entire Agreement.

The Loan Documents constitute the entire understanding and agreement between Mortgagor and Beneficiary with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Mortgagor and Beneficiary with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Beneficiary to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

Section 9.23        Limited Recourse Provision.

Beneficiary shall have no recourse against, nor shall there be any personal liability to, the members of Mortgagor , or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Mortgagor with respect to the obligations of Mortgagor and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect Mortgagor’s liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty, or Beneficiary’s right to exercise any rights or remedies against any collateral securing the Loan.

[Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed under seal as of the day and year first written above.

MORTGAGOR:

KBSIII 60 SOUTH SIXTH STREET, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION VII, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

ACKNOWLEDGMENT

State of California

County of Orange

On January 28, 2013 before me, K. Godin, Notary Public,
(here insert name of the officer)

personally appeared         Charles J. Schreiber, Jr.                                                                                               who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.	K. GODIN Commission # 1852391 Notary Public - California Orange County My Comm. Expires Jun 5, 2013

SIGNATURE /s/ Krista Godin	(SEAL)

Exhibit A

Legal Description

Parcel 1:

Tracts A, B, C, D, G, H, I and J, Registered Land Survey No. 1797, Hennepin County, Minnesota.

Torrens Property

Certificate of Title No.

Parcel 2:

Easement to construct, reconstruct, repair, maintain, use and obtain access over, across and through the Skyways (as defined in the Agreement, as hereinafter defined) as set forth in that certain Sixth Skyway Agreement, dated as of February 27, 1992, recorded March 31, 1992 as Abstract Document No. 5893893 and recorded May 7, 1992 as Torrens Document No. 2248394 (the “Agreement”); as amended by Amendment to Sixth Street Skyway Agreement, dated as of January     , 2013, recorded                 , 2013 as Abstract Document No.                  and recorded             , 2013 as Torrens Document No.                 .

Parcel 3:

Non-exclusive easement (a) for the support, maintenance, repair, reconstruction and removal of the Skyway Bridge (as defined in the Agreement, as hereinafter defined), including all necessary connections of the Skyway Bridges to the Sixth and Nicollet Building (as defined in the Agreement), (b) within the Skyway Bridge for the purposes of pedestrian access and passage through the Skyway Bridge and reasonable incidental uses, and (c) over the Sixth and Nicollet Interior Corridor (as defined in the Agreement) connecting the Skyway Bridge to City Center (as defined in the Agreement) and other streets and other skyways in or adjacent to the Sixth and Nicollet Building for pedestrian access and passage, all as set forth in that certain Amended and Restated Skyway Agreement, dated as of October 27, 2000, recorded October 5, 2001 as Abstract Document No. 7554047 and recorded on October 5, 2001 as Torrens Document No. 3442897 (the “Agreement”).

Parcel 4:

Perpetual easement for building encroachments as set forth in that certain Easement and Construction Agreement dated June 6, 1989, recorded June 28, 1989 as Abstract Document No. 5548948 and recorded July 5, 1989 as Document No. 2023731.

Parcel 5:

Perpetual easement for building encroachments as set forth in that certain Easement and Construction Agreement dated June 6, 1989, recorded June 28, 1989 as Abstract Document No. 5548949 and recorded July 5, 1989 as Document No. 2023732.

A-1

Parcel 6:

Benefits of the easements set forth in that certain Declaration of Easements and Covenants, dated as of             , 2013, recorded             , 2013 as Abstract Document No.                  and recorded             , 2013 as Torrens Document No.                 .

A-2